UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.35% Collateral Trust Bonds, due 2026	NRUC 26	New York Stock Exchange
5.50% Subordinated Notes, due 2064	NRUC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2026, National Rural Utilities Cooperative Finance Corporation (“CFC”) closed on a $450 million Series W committed loan facility from the U.S. Treasury Department’s Federal Financing Bank (“FFB”) guaranteed by the United States of America, acting through the Rural Utilities Service. Under this Series W facility, CFC is able to borrow any time before July 15, 2030, with each advance having a final maturity not longer than 30 years from the advance date.  Interest rates, including all fees (30 basis points of which are used to support the United States Department of Agriculture’s Rural Economic Development Loan and Grant Program), will be at a spread over comparable maturity Treasury Bonds as follows:

10 years or less               42.5 basis points

Greater than 10 years        55 basis points

This new commitment increases total funding available to CFC under committed loan facilities from the FFB to $1,800 million. The proceeds of the guaranteed loans are to be used by CFC to make loans for any utility infrastructure purpose eligible under the Rural Electrification Act of 1936, as amended, or to refinance bonds or notes issued for such purposes.

The foregoing description is a summary and is qualified in its entirely by reference to the agreements themselves, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2026.

Item 8.01	Other Events.

On January 28, 2026, National Rural Utilities Cooperative Finance Corporation (the “Company”) entered into Amendment No. 1 to the Agency Agreement, dated as of October 27, 2023 (the “Agency Agreement”), by and among the Company and RBC Capital Markets, LLC, BMO Capital Markets Corp., FNB America Securities LLC, Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., M&T Securities Inc., PNC Capital Markets LLC, Regions Securities LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as agents (the “Amendment”), relating to the offer and sale by the Company, from time to time, of an unlimited aggregate principal amount of its Medium-Term Notes, Series D. The Amendment removes Scotia Capital (USA) Inc. as an agent and adds BMO Capital Markets Corp., FNB America Securities LLC, Huntington Securities, Inc. and M&T Securities Inc. as agents under the Agency Agreement.

A copy of the Amendment is filed as Exhibit 1.1 to this Current Report on Form 8-K and the description of the material terms of the Amendment in this Item 8.01 is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)        The following exhibit is filed as part of this report.

Exhibit No.	Description

1.1	Amendment No. 1 dated as of January 28, 2026, by and among the Company and RBC Capital Markets, LLC, BMO Capital Markets Corp., FNB America Securities LLC, Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., M&T Securities Inc., PNC Capital Markets LLC, Regions Securities LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as agents.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ Yu Ling Wang
Yu Ling Wang
Senior Vice President and Chief Financial Officer

Dated: January 30, 2026